                FIRST AMENDMENT TO, AND CONSENT TO ASSIGNMENT TO
                THE FIRST NATIONAL BANK OF CHICAGO BY NBD BANK OF
            ITS RIGHTS AND INTERESTS UNDER, RESTATED REVOLVING CREDIT
           LOAN, SEASONAL LOAN AND STANDBY LETTER OF CREDIT AGREEMENT


         This First Amendment to, and Consent to Assignment to The First National Bank of Chicago by NBD Bank of Its Rights and Interests Under, Restated Revolving Credit Loan, Seasonal Loan and Standby Letter of Credit Agreement is made to be effective as of May 7, 1996 ("this Amendment"), by and among M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation ("Borrower"), BANK ONE, COLUMBUS, N.A., a national banking association ("Bank One"), THE HUNTINGTON NATIONAL BANK, a national banking association ("HNB"), NBD BANK, a Michigan banking corporation, formerly known as NBD Bank N.A., a national banking association ("NBD"), THE FIRST NATIONAL BANK OF CHICAGO, a national banking association ("First Chicago"), NATIONAL CITY BANK OF COLUMBUS, a national banking association, formerly known as National City Bank, Columbus, a national banking association ("NCB"), THE FIRST NATIONAL BANK OF BOSTON, a national banking association ("BOB") (Bank One, HNB, NBD, First Chicago, NCB and BOB is each a "Bank" and collectively, "Banks", provided that NBD shall not be a "Bank" from and after the effective date of this Amendment, and First Chicago is a "Bank" only from and after the effective date of this Amendment), and BANK ONE, COLUMBUS, N.A., as agent for Banks ("Agent"). For valuable consideration, the receipt of which is hereby acknowledged, Borrower, Banks and Agent, intending to be legally bound, hereby recite and agree as follows:

                             BACKGROUND INFORMATION

         A. Borrower, the Banks (except for First Chicago) and the Agent are parties to a Restated Revolving Credit Loan, Seasonal Loan and Standby Letter of Credit Agreement made to be effective as of September 29, 1995 (the "Credit Agreement").

         B. NBD wishes to assign its rights and interests (including all of its obligations and liabilities), and First Chicago wishes to assume NBD's rights and interests (including all of NBD's obligations and liabilities), under the Credit Agreement to First Chicago.

         C. The Credit Agreement requires the consent of each Bank and Borrower for any Bank to assign its rights and interests under the Credit Agreement.

         D. Borrower, the Banks and the Agent wish to amend the Credit Agreement and to consent to the assignment by NBD, and the assumption by First Chicago, of NBD's rights and interests (including all of its obligations and liabilities) under the Credit Agreement as hereinafter stated.

                                    AGREEMENT

         1. NBD and First Chicago each represents to Agent, each of the other Banks and Borrower that (a) all necessary corporate action on the part of each of NBD and First Chicago has been taken, (b) all assignments and other documentation between NBD and First Chicago, including without limitation the Assignment Agreement as of even date herewith between NBD and First Chicago, a copy of which is attached hereto as Exhibit J (the "Assignment Agreement"), have been executed, to accomplish the assignment by NBD to First Chicago of all of NBD's rights and interests, and First Chicago's assumption of such rights and interests (including all of NBD's obligations and liabilities), under the Credit Agreement, and (c) subject to the required consent of Agent, Banks and Borrower, NBD has assigned to First Chicago, and First Chicago has assumed from NBD, all of NBD's rights and interests (including all of its obligations and liabilities) under the Credit Agreement.

         2. First Chicago represents to Agent, NBD, each of the other Banks and Borrower that (a) none of the Agent, NBD or any of the other Banks or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it concerning the Credit Agreement, Borrower or Borrower's Subsidiaries, (b) it has, independently and without reliance on Agent or any other Bank, and based on such documents, including the Credit Agreement and information as it has deemed appropriate, made its own appraisal and investigation into the business, operations, property, financial and other condition and creditworthiness of Borrower and Borrower's Subsidiaries and made its own decision to be the assignee of NBD, to enter into this Amendment, to become a party to, and make extensions of credit under, the Credit Agreement from and after the effective date of this Amendment, and (c) it will, without reliance upon Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Credit Agreement, the Notes and any Guaranties, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Borrower and Borrower's Subsidiaries.

         3. Subject to the other terms and conditions of this Amendment, Agent, each Bank and Borrower each hereby consents to NBD's assignment of its rights and interests (including all of its obligations and liabilities) under the Credit Agreement to First Chicago and to the release of NBD from all of such obligations and liabilities, effective as of the effective date of this Amendment.

         4. Agent, Banks and Borrower each agrees that, as of the effective date of this Amendment and upon satisfaction of the conditions precedent set forth in numbered paragraph 5 hereof, (a) NBD shall have no obligations or liabilities under the Credit Agreement and (b) the definition of "Banks" shall not include NBD, but shall include First Chicago.

         5. The assignment by NBD of its rights and interests (including all of its obligations and liabilities) under the Credit Agreement as amended by this Amendment, and the consent of Agent, Banks and Borrower to such assignment, are subject to the satisfaction of the following conditions precedent (in addition, in the case of such assignment, to the conditions precedent set forth in the Assignment Agreement, which conditions precedent, NBD and First Chicago hereby represent and warrant to Borrower, Agent and the other Banks, have been satisfied) not later than the effective date of this Amendment:

                  (a) Revolving Credit Notes. The Revolving Credit Note payable to the order of NBD and evidencing the obligation of Borrower to pay the unpaid principal amount of the Revolving Credit Loans made by NBD, with interest thereon as prescribed in subsection 2.8 of the Credit Agreement, shall be canceled and simultaneously therewith any such Revolving Credit Loans made by NBD shall be evidenced instead by a Revolving Credit Note prepared in accordance with subsection 2.2 of the Credit Agreement and duly executed and delivered by Borrower to be effective as of the effective date of this Amendment and payable to the order of The First National Bank of Chicago.

                  (b) Seasonal Loan Notes. The Seasonal Loan Note payable to the order of NBD and evidencing the obligation of Borrower to pay the unpaid principal amount of the Seasonal Loans made by NBD, with interest thereon as prescribed by subsection 2.8 of the Credit Agreement, shall be canceled and simultaneously therewith any such Seasonal Loans made by NBD shall be evidenced by a Seasonal Loan Note prepared in accordance with subsection 2.4 of the Credit Agreement and duly executed and delivered by Borrower to be effective as of the effective date of this Amendment and payable to the order of The First National Bank of Chicago.

         6. Subsection 1.1 (Defined Terms) of the Credit Agreement is hereby amended by deleting the definitions of each of "Business Day," "Guaranties," "Interest Payment Date" and "M/I Financial Corp. Loan Agreement" in their entireties and replacing them, respectively, with the following:

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Columbus, Ohio are authorized or required by law to close, except that when used in connection with Eurodollar Rate Loans, "Business Day" shall mean any Business Day on which dealings in Dollars between banks may be carried on in London, England and Columbus, Ohio.

         "Guaranties" (individually, "Guaranty") shall mean the guaranties of the Indebtedness evidenced by this Agreement and by all documents contemplated by this Agreement, including without limitation the Notes, as this Agreement and such documents may be amended or restated from time to time, which guaranties are substantially in the form of Exhibit A attached to this Agreement, executed by M/I Financial Corp. (which as of the date hereof is Borrower's only Subsidiary) in favor of the respective Banks and to which Agent shall also be a party, and any guaranties in favor of Agent and the respective Banks executed by (a) each other permitted Subsidiary, if any, of Borrower and/or (b) the M/I Ancillary Businesses that are wholly-owned by the Borrower or by any Subsidiary.

         "Interest Payment Date" shall mean, (a) with respect to any Prime Rate loan, the last day of each March, June, September and December, commencing on the first of such days to occur after the first Borrowing Date, (b) with respect to any Eurodollar Rate Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) with respect to any Eurodollar Rate Loan having an Interest Period longer than three months, (x) each day which is three months, or a whole multiple thereof, after the first day of such Interest Period, and (y) the last day of such Interest Period.

         "M/I Financial Corp. Loan Agreement" shall mean the Revolving Credit Agreement made to be effective as of August 8, 1995, by and among M/I Financial Corp., Borrower and Bank One, as the same may be, in Bank One's sole discretion, amended, extended, renewed or replaced from time to time.

         7. Subsection 1.1 (Defined Terms) of the Credit Agreement is hereby further amended by adding the following definitions thereto:

         "Adjustment Date" shall mean each date that is two Business Days after February 15, May 15, August 15 and November 15 of each year of the Commitment, subject to the provisions in the definition of "Applicable Eurodollar Margin" for a later adjustment in certain circumstances.

         "Applicable Eurodollar Margin" shall mean, during the period from May 7, 1996 until the first Adjustment Date, 2.25% per annum. Thereafter, subject to the other terms and conditions of this Agreement (including the limitations on the availability of Eurodollar Rate Loans and including the termination of the Commitment as set forth in Section 8 hereof), the "Applicable Eurodollar Margin" will be adjusted on each Adjustment Date to the applicable rate per annum that corresponds to the ratio of EBITDA to Consolidated Interest Incurred, determined from the financial statements and compliance certificate that relate to the last month of the fiscal quarter immediately preceding such Adjustment Date, as set forth below:

If the ratio of EBITDA                         Applicable Eurodollar
to Consolidated Interest                       Margin for Eurodollar
Incurred is:                                   Rate Loans is:
- ------------------------                       ---------------------
less than 1.75 to 1.0                          Eurodollar Rate Loans are

If the ratio of EBITDA                         Applicable Eurodollar
to Consolidated Interest                       Margin for Eurodollar
Incurred is:                                   Rate Loans is:
- ------------------------                       ---------------------
                                               not available
equal to or greater
than 1.75 to 1.0 but
less than 2.0 to 1.0                                 2.50% per annum
equal to or greater
than 2.0 to 1.0 but
less than 2.50 to 1.0                                2.25% per annum
equal to or greater
than 2.50 to 1.0 but
less than 3.0 to 1.0                                 2.00% per annum
equal to or greater
than 3.0 to 1.0                                      1.75% per annum


         If, however, the financial statements required to be delivered pursuant to subsection 5.1(b) and the related compliance certificate required to be delivered pursuant to subsection 5.2(a) are not delivered when due, then:

                  (a) if such financial statements and compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered but before the expiration of any applicable cure period and the Applicable Eurodollar Margin increases from that previously in effect as a result of a change in the ratio of EBITDA to Consolidated Interest Incurred as determined from such financial statements and compliance certificate, then the Applicable Eurodollar Margin during the period from the date upon which such financial statements were required to be delivered but before the expiration of any applicable cure period until the date upon which they actually are delivered shall be the Applicable Eurodollar Margin as so increased;

                  (b) if such financial statements and compliance certificate are delivered after the date such financial statements and compliance certificate were required to be delivered but before the expiration of any applicable cure period and the Applicable Eurodollar Margin decreases from that previously in effect as a result of a change in the ratio of EBITDA to

         Consolidated Interest Incurred as determined from such financial statements and compliance certificate, then such decrease in the Applicable Eurodollar Margin shall not become applicable until the date upon which the financial statements and compliance certificates are actually delivered; and

                  (c) if such financial statements and certificate are not delivered prior to the expiration of the applicable cure period, the Applicable Eurodollar Margin for the period beginning as of the date upon which such financial statements and compliance certificate were required to be delivered without regard to any applicable cure period until two Business Days following the date upon which they actually are delivered shall be, per annum, one percent (1.0%) plus the Applicable Eurodollar Margin that was in effect at the time of such expiration (it being understood that the foregoing shall not limit the rights of the Agent and the Banks set forth in Section 8).

         "Consolidated Interest Expense" shall mean, for any period, interest expense on Indebted ness of the Borrower and its Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

         "Consolidated Interest Incurred" shall mean, for any rolling 12 month period, all interest incurred during such period on outstanding Indebtedness of Borrower and its Subsidiaries irrespective of whether such interest is expensed or capitalized by Borrower or its Subsidiaries, in each case determined on a consolidated basis.

         "EBITDA" shall mean, for any rolling 12 month period, on a consolidated basis for the Borrower and its Subsidiaries, the sum of the amounts for such period of (a) Consolidated Earnings, plus (b) charges against income for federal, state and local income taxes, plus (c) Consolidated Interest Expense, plus (d) depreciation and amortization expense, plus
         (e) extraordinary losses exclusive of any such losses that are attributable to the write-down or other downward revaluation of assets (including the establishment of reserves), minus
         (x) interest income, minus (y) all extraordinary gains.

         "Eurocurrency Reserve Requirements" shall mean, for any day as applied to a Eurodollar Rate Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Base Rate" shall mean, with respect to each day during each Interest Period, the rate per annum equal to the rate at which Agent is offered Dollar deposits at or about 10:00 A.M., Columbus, Ohio time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Rate Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Rate Loan to be outstanding during such Interest Period.

         "Eurodollar Rate Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurodollar Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    ----------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

         "Interest Period" shall mean with respect to any Eurodollar Rate Loan:

                  (i) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                  (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

         provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (2) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

                  (3) no Interest Period shall be for less than one month, and the Borrower shall not select an Interest Period for a Eurodollar

         Rate Loan (a) as a Revolving Credit Loan if the last day of such Interest Period would be after the last day of the Commitment Period, or (b) as a Seasonal Loan if the last day of such Interest Period would be after the earlier of (i) December 31 of the year in which such Seasonal Loan is made and (ii) the last day of the Commitment Period.

         "M/I Ancillary Businesses" shall mean businesses that are corporations, limited partnerships, limited liability partnerships or limited liability companies which are engaged solely in activities reasonably related to the sale of single family housing and in which the Borrower or any Subsidiary has an investment or other interest, provided that such investment or other interest shall be as (a) a shareholder if the business is a corporation, (b) a limited partner if the business is a limited partnership, (c) a limited liability partner if the business is a limited liability partnership, or (d) a limited liability member if the business is a limited liability company.

         "Prime Rate Loans" shall mean Loans the rate of interest applicable to which is based on the Prime Rate.

         "Tranche" shall mean the collective reference to those Eurodollar Rate Loans (whether made as Revolving Credit Loans or Seasonal Loans), the then current Interest Periods with respect to all of which begin on the same date and end on the same date (whether or not such Loans shall originally have been made on the same day).

         8. Subsection 2.1 (Revolving Credit Loan Commitments) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.1 Revolving Credit Loan Commitments. Subject to the terms and conditions of this Agreement, each Bank severally agrees to make revolving credit loans ("Revolving Credit Loans") to Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed that Bank's Revolving Credit Loan Commitment Percentage of the lesser of (a) the Borrowing Base (determined as of the most recent month end or, if Borrower elects to provide an interim Borrowing Base Certificate pursuant to subsection 5.4 hereof, as of the date stated in such Borrowing Base Certificate) minus the sum of the (i) aggregate principal amount of undrawn and drawn Standby L/Cs, exclusive of the amount of Standby L/Cs issued for the purpose of satisfying bonding requirements, then outstanding, and (ii) the aggregate principal amount of undrawn and drawn Guaranteed HNB Joint Ventures Letters of Credit, exclusive of the amount of Guaranteed HNB Joint Ventures Letters of Credit issued for the purpose of satisfying bonding requirements, then outstanding, or (b) One Hundred Thirty-Six Million and 00/100 Dollars ($136,000,000.00). During the Commitment Period and as long as no Event of Default exists, Borrower may use the Revolving Credit Loan Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof; provided, however, that Borrower may not prepay any Revolving Credit Loan while any Seasonal Loan remains outstanding, i.e., any prepayments shall be applied first to the Seasonal Loans until all Seasonal Loans are paid in full before any prepayments will be applied to the Revolving Credit Loans.

         Subject to the terms and conditions of this Agreement (including the limitations on the availability of Eurodollar Rate Loans and including the termination of the Commitment as set forth in Section 8 hereof), the Revolving Credit Loans may from time to time be (i) Eurodollar Rate Loans, (ii) Prime Rate Loans, or (iii) a combination thereof, as determined by Borrower and notified to Agent in accordance with subsection 2.5 hereof, provided (a) that no Revolving Credit Loan shall be made as a Eurodollar Rate Loan if the ratio of EBITDA to Consolidated Interest Incurred as of the most recent Adjustment Date, determined from the financial statements and compliance certificate that relate to the last month of the fiscal quarter immediately preceding such Adjustment Date, is less than 1.75 to 1.0, (b) that no Revolving Credit Loan shall be made as a Eurodollar Rate Loan after the day that is one month prior to the last day of the Commitment Period, and (c) that the maximum number of Tranches that may be outstanding at any one time as Revolving Credit Loans and Seasonal Loans may not exceed five in the aggregate.

         9. Subsection 2.3 (Seasonal Loan Commitments) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.3 Seasonal Loan Commitments. Subject to the terms and conditions of this Agreement, each Seasonal Loan Bank severally agrees to make revolving credit seasonal loans ("Seasonal Loans") to Borrower during the times more particularly described in this subsection 2.3 during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed that Bank's Seasonal Loan Commitment Percentage of the lesser of (a) the Borrowing Base (determined as of the most recent month end or, if Borrower elects to provide an interim Borrowing Base Certificate pursuant to subsection 5.4 hereof, as of the date stated in such Borrowing Base Certificate) minus the sum of (i) $136,000,000 and (ii) the aggregate principal amount of undrawn and drawn (A) Standby L/Cs, exclusive of the amount of Standby L/Cs issued for the purpose of satisfying bonding requirements, then outstanding plus (B) Guaranteed HNB Joint Ventures Letters of Credit, exclusive of the amount of Guaranteed HNB Joint Ventures Letters of Credit issued for the purpose of satisfying bonding requirements, then outstanding, or (b) $30,000,000. Subject to the terms and conditions of this Agreement, Seasonal Loans shall be available: (a) in 1995, from the date of this Agreement until December 31; in each year of the Commitment Period thereafter, from March 1 until December 31 of such year, provided that in no event shall the Seasonal Loans be available beyond the last day of the Commitment Period; and
(b) only if the entire $136,000,000 principal amount of the Revolving Credit Loans has been advanced and no portion thereof has been repaid as of the time of the request for any Seasonal Loan. All Seasonal Loans must be repaid by December 31 of each year during the Commitment Period, except if the Commitment Period ends on a date other than December 31, all Seasonal Loans made during the last year of the Commitment Period shall be due and payable on the last day of the Commitment Period. In addition to the other requirements for Seasonal Loans, all Seasonal Loans shall have a zero balance, and no Seasonal Loans shall be available, from January 1 through and including February 28 (or February 29, if appropriate) of any year during the Commitment Period. During the times when the Seasonal Loans are available during the Commitment Period and as long as no Event of Default exists, Borrower may use the Seasonal Loan Commitments by borrowing, prepaying the Seasonal Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         Subject to the terms and conditions of this Agreement (including the limitations on the availability of Eurodollar Rate Loans and including the termination of the Commitment as set forth in Section 8 hereof), the Seasonal Loans may from time to time be (i) Eurodollar Rate Loans, (ii) Prime Rate Loans, or (iii) a combination thereof, as determined by Borrower and notified to Agent in accordance with subsection 2.5 hereof, provided (a) that no Seasonal Loan shall be made as a Eurodollar Rate Loan if the ratio of EBITDA to Consolidated Interest Incurred as of the most recent Adjustment Date, determined from the financial statements and compliance certificate that relate to the last month of the fiscal quarter immediately preceding such Adjustment Date, is less than 1.75 to 1.0, (b) that no Seasonal Loan shall be made as a Eurodollar Rate Loan with an Interest Period that would end later than December 31 (or, if the Commitment Period ends on a date other than December 31, the date during such last year of the Commitment Period that is the last day of the Commitment Period) of the year in which such Seasonal Loan is made, and (c) that the number of Tranches that may be outstanding at any one time as Revolving Credit Loans and Seasonal Loans may not exceed five in the aggregate.

         10. Subsection 2.5 (Procedure for Borrowing) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.5 Procedure for Borrowing. Borrower may borrow under the Revolving Credit Loan Commitments and the Seasonal Loan Commitments (subject to the limitations on the times Seasonal Loans are available during each year and to the limitations on the availability of Eurodollar Rate Loans), during the Commitment Period, provided Borrower shall give Agent telephonic or written notice (the "Notice of Borrowing"), which Notice of Borrowing must be received
(a) prior to 12:00 Noon, Columbus, Ohio time, at least three Business Days prior to the requested Borrowing Date for that part of the requested borrowing that is to be Eurodollar Rate Loans, or (b) prior to 11:00 a.m., Columbus, Ohio time on or before the requested Borrowing Date for that part of the requested borrowing that is to be Prime Rate Loans which Notice of Borrowing, in the case of Prime Rate Loan(s), shall be irrevocable. Each Notice of Borrowing shall specify (i) the Borrowing Date (which shall be a Business Day), (ii) the amount of the requested borrow ing, (iii) whether the borrowing is to be of Eurodollar Rate Loans, Prime Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Rate Loans, the amount of each Prime Rate Loan, if any, and the respective amounts of each such Eurodollar Rate Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing pursuant to the Revolving Credit Loan Commitments and the Seasonal Loan Commitments, as appropriate, shall be in the principal amount (a) in the case of Prime Rate Loans, of the lesser of (i) $1,000,000 or any larger amount which is an even multiple of $100,000, and (ii) the then undrawn Revolving Credit Loan Commitments or the Seasonal Loan Commitments, as appropriate, and (b) in the case of Eurodollar Rate Loans, of $10,000,000 or any larger amount which is an even multiple of $1,000,000 so long as the principal amount of the requested borrowing is less than the then undrawn Revolving Credit Loan Commitments or the Seasonal Loan Commitments, as appropriate.

         After the Borrower gives a Notice of Borrowing with respect to Eurodollar Rate Loans, Agent, by 10:00 a.m., Columbus, Ohio time, two Business Days prior to the requested Borrowing Date, shall advise the Borrower of the applicable interest rate(s) (which is the sum of the applicable Eurodollar Rate(s) and the Applicable Eurodollar Margin) for the Eurodollar Rate Loan(s) and Interest Period(s) requested in the Notice of Borrowing. Not more than two hours thereafter, the Borrower shall give Agent written irrevocable confirmation of whether or not the Borrower wants Eurodollar Rate Loan(s) on such Borrowing Date and, if so, the amount(s) and Interest Period(s) of such Eurodollar Rate Loan(s).

         If the Borrower's written confirmation is timely made, the Borrower shall be deemed to be requesting borrowing(s) of Eurodollar Rate Loan(s) in the amount(s) and for the Interest Period(s) stated in the confirmation. If the Borrower's confirmation is not timely made, the Borrower shall be deemed to have requested a borrowing entirely as a Prime Rate Loan in the aggregate amount and on the Borrowing Date specified in the Notice of Borrowing.

         By 2:00 p.m., Columbus, Ohio time, two Business Days prior to the requested Borrowing Date, Agent shall give telephonic or written notice to each Bank of such request, specifying (i) the Borrowing Date (which shall be a Business Day), (ii) the amount of the requested borrowing, (iii) whether the borrowing is to be of Eurodollar Rate Loans, Prime Rate Loans or a combination thereof, and (iv) if the borrowing is to be entirely or partly of Eurodollar Rate Loans, the amount of each Prime Rate Loan, if any, and the respective amounts of each such Eurodollar Rate Loan, the applicable Eurodollar Rate for each such Eurodollar Rate Loan and the respective lengths of the initial Interest Periods therefor. Subject to satisfaction of the terms and conditions of this Agreement, each Bank and/or Seasonal Loan Bank, as appropriate, shall deposit funds with Agent for the account of Borrower by 2:00 p.m. on the Borrowing Date by wire transfer or other immediately available funds equal to its Revolving Credit Loan Commitment Percentage of the Revolving Credit Loans and/or its Seasonal Loan Commitment Percentage of the Seasonal Loans, as appropriate, to be made on the Borrowing Date. The Loan(s) will then be made available to Borrower by Agent crediting the account of Borrower on the books of Agent with the aggregate amounts made available to Agent by Banks and/or Seasonal Loan Banks, as appropriate, and in like funds as received by Agent. The provisions for conversion and continuation of the Loans are set forth in subsection 2A.1.

         11. Subsection 2.8 (Interest; Default Interest) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.8 Interest; Default Interest.

         (a) Except as provided in subsection 2.8(b) hereof, the Revolving Credit Loans and, if permitted to be outstanding, the Seasonal Loans shall bear interest on the unpaid principal amount thereof at a rate per annum equal to (i) in the case of Prime Rate Loans, the Prime Rate in effect from time to time and
(ii) in the case of Eurodollar Rate Loans, if permitted hereunder at such time, the Eurodollar Rate determined for such day plus the Applicable Eurodollar Margin in effect for such day.

         (b) If all or a portion of the principal amount of any of the Revolving Credit Loans or the Seasonal Loans made hereunder (whether as Prime Rate Loans or Eurodollar Rate Loans or a combination thereof) shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), any such overdue principal amount and, to the extent permitted by applicable law, any overdue installment of interest on any Revolving Credit Loan or Seasonal Loan shall, without limiting any other rights of Banks, bear interest at a rate per annum which is the sum of one percent (1.0%) plus the Prime Rate in effect from time to time from the date of such non-payment until paid in full (before, as well as after, judgment); provided, however, if all or any portion of any principal on any Revolving Credit Loan made as a Eurodollar Rate Loan hereunder or any Seasonal Loan made as a Eurodollar Rate Loan hereunder shall not be paid when due and the then current Interest Period for such Eurodollar Rate Loan has not yet expired, the entire principal amount of such Eurodollar Rate Loan and, to the extent permitted by applicable law, any overdue installment of interest on such Eurodollar Rate Loan shall, without limiting any other rights of Banks, bear interest at a rate per annum which is the sum of one percent (1.0%) plus the applicable non-default interest rate (which is the sum of the applicable Eurodollar Rate and the Applicable Eurodollar Margin) on such Eurodollar Rate Loan then in effect from the date of such non-payment until the expiration of the then current Interest Period with respect to such Eurodollar Rate Loan (before, as well as after, judgment); thereafter, the entire principal amount of such Eurodollar Rate Loan and, to the extent permitted by applicable law, any overdue installment of interest on such Eurodollar Rate Loan shall, without limiting any other rights of Banks, bear interest at a rate per annum which is the sum of one percent (1.0%) plus the Prime Rate in effect from time to time until paid in full (before, as well as after, judgment).

         (c) Interest shall be payable in arrears and shall be due on each Interest Payment Date.

         12. Subsection 2.9 (Termination or Reduction of Commitment) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.9 Termination or Reduction of Commitment. (a) Provided that each Bank consents in writing, Borrower shall have the right to terminate the Commitment or, from time to time (and so long as no Default or Event of Default exists), reduce the amount of the Commitment, upon not less than five Business Days' written notice to each Bank specifying (i) either a reduction or termination,
(ii) whether any such reduction or termination is of Revolving Credit Loans, Seasonal Loans or a combination thereof and (iii) in the case of a reduction, whether any prepayment, if required by this Agreement, shall be of Prime Rate Loans, Eurodollar Rate Loans or a combination thereof, and, in each case if a combination thereof, the principal allocable to each.

         (b) Any reduction of the Commitment shall be in the amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and shall reduce permanently the amount of the Commitment then in effect. Any such reduction shall be accompanied by prepayment of (i) the Revolving Credit Loans, if the Revolving Credit Loan Commitments are being reduced, and any outstanding Seasonal Loans, if the Seasonal Loan Commitments are being reduced, made hereunder to the extent, if any, that the amount of such Revolving Credit Loans and/or Seasonal Loans, as appropriate, then outstanding exceeds the amount of the Revolving Credit Loan Commitments and/or the Seasonal Loan Commitments, as appropriate, as then reduced, together with accrued interest on the amount so prepaid to the date of such prepayment, and (ii) if a Revolving Credit Loan or a Seasonal Loan is a Eurodollar Rate Loan that is prepaid other than at the end of the Interest Period applicable thereto, by any amounts payable pursuant to subsection 2A.5, Indemnity. Any such reduction of the L/C Commitment, if the L/C Commitment is being reduced, shall be accompanied by either (A) return to Agent of the outstanding Standby L/Cs or (B) payment by Borrower to Agent of cash to fully collateralize outstanding Standby L/Cs, to the extent, if any, that the amount of such Standby L/Cs then outstanding exceeds the L/C Commitment portion of the Commitment as then reduced.

         (c) Any such termination of the Commitment shall be accompanied (i) by prepayment in full of the Revolving Credit Loans and the Seasonal Loans then outstanding hereunder, together with accrued interest thereon to the date of such prepayment, and the payment of any unpaid commitment fee then accrued hereunder; (ii) with respect to Standby L/Cs, by Borrower's compliance with the terms of subsection 2.16 (b) hereof; and (iii) if a Revolving Credit Loan or a Seasonal Loan is a Eurodollar Rate Loan that is prepaid other than at the end of the Interest Period applicable thereto, by any amounts payable pursuant to subsection 2A.5, Indemnity.

         (d) Any such reduction or termination of the Revolving Credit Loan Commitments, the Seasonal Loan Commitments and/or L/C Commitments portion(s) of the Commitment shall be allocated to each Bank ratably in proportion to that Bank's Revolving Credit Loan Commitment Percentage, Seasonal Loan Commitment Percentage, and/or L/C Commitment Percentage, as appropriate.

         13. Subsection 2.10 (Maturity Date of Commitment; Extension) is hereby amended by deleting it in its entirety and replacing it with the following:

         2.10 Maturity Date of Commitment; Extension. Unless earlier terminated pursuant to the terms of this Agreement, the Commitment shall terminate on September 30, 2000, and the unpaid balance of the Revolving Credit Loans and Seasonal Loans outstanding shall be paid on said date; provided, however, that once each year during each and every year of the Commitment Period (without regard to whether or not all Banks elected to extend the Commitment Period in any preceding year during the Commitment Period) all Banks shall make an election whether or not, in all Banks' sole discretion, to extend the maturity date of the Commitment by one year. If all Banks elect to extend the maturity date of the Commitment by one year, such election shall be made on or before September 30 of each year (or the first Business Day after September 30 if September 30 is not a Business Day) by written notice from Agent to Borrower. Each notice granting an extension shall be attached to each of the Notes and shall constitute an amendment extending the maturity date of each Note by one year. If all Banks do not unanimously elect to extend the maturity date of the Commitment by one year, Agent shall not be required to give notice to Borrower of such election not to extend. If Borrower has not received notice from Agent as stated herein that all Banks have elected to extend the maturity date of the Commitment by one year, the maturity date of the Commitment shall be deemed not to have been extended.

         14. Subsection 2.11 (Computation of Interest and Fees) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.11 Computation of Interest and Fees. Commitment fees on the Commitment and interest in respect of the Revolving Credit Loans and the Seasonal Loans shall be calculated on the basis of a 360 day year for the actual days elapsed. Any change in the interest rate on the Loans and the Notes resulting from a change in the Prime Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business of the day on which such change in the Prime Rate or the Eurocurrency Reserve Requirements shall become effective, without notice to Banks or Borrower. However, Agent shall give Borrower and Banks prompt notice of all changes in the Prime Rate or the Eurocurrency Reserve Requirements. Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on Banks and Borrower in the absence of manifest error.

         15. Subsection 2.12 (Increased Costs) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.12 Increased Costs. In the event that at any time after the date of this Agreement any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Bank (including Agent) with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other Governmental Authority, agency or instrumentality, does or shall have, in the opinion of such Bank, the effect of reducing the rate of return on the capital of such Bank or any corporation controlling such Bank as a consequence of such Bank's obligations hereunder to a level below that which such Bank or any corporation controlling such Bank could have achieved but for its adoption, change or compliance (taking into account such Bank's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount deemed by such Bank to be material, then, from time to time, after submission by such Bank to Borrower of a written request therefor, Borrower shall pay to such Bank additional amount or amounts as will compensate such Bank or such corporation, as the case may be, for such reduction. Such Bank's written request to Borrower for compensation shall set forth in reasonable detail the computation of any additional amounts payable to such Bank by Borrower, and such request and computation shall be conclusive in the absence of manifest error. This provision shall remain in full force and effect, with respect to Revolving Credit Loans and Seasonal Loans, until the later of (a) the termination of this Agreement or (b) the payment in full of all Notes (provided that before accepting final payment on the Notes, Bank shall calculate any amounts due in accordance with this subsection 2.12 and give notice to Borrower of such amounts as stated herein, and Borrower shall include such amounts in its final payment). This provision shall survive the termination of all Standby L/Cs and, with respect to Standby L/Cs, shall remain in full force and effect until there is no existing or future obligation of Agent or any L/C Participant under any Standby L/C. The provisions of this subsection 2.12 shall be supplemented by the provisions of Section 2A hereof.

         16. Subsection 2.14 (Pro Rata Treatment and Payments), of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and replacing it with the following:

         2.14 Pro Rata Treatment and Payments. (a) Each borrowing by Borrower from Banks hereunder, each payment (including each prepayment) by Borrower on account of principal of and interest on the Loans, each payment by Borrower on account of any commitment fee hereunder and any reduction of the Revolving Credit Loan Commitments, the Seasonal Loan Commitments and/or the L/C Commitments shall be made pro rata according to the respective Revolving Credit Loan Commitment Percentage, Seasonal Loan Commitment Percentage and/or L/C Commitment Percentage, as appropriate, then held by Banks. All payments (including prepayments) to be made by Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon, Columbus, Ohio time, on the due date thereof to Agent, for the account of Banks, at Agent's 100 East Broad Street office in Columbus, Ohio, in Dollars and in immediately available funds. Agent shall distribute such payments to Banks promptly upon receipt in like funds as received. If any payment hereunder on a Prime Rate Loan becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment hereunder on a Eurodollar Rate Loan becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day (and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

         17. Subsection 2.18 (Standby L/C Participations) of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

         (b) If any amount required to be paid by any L/C Participant to Agent in respect of any unreimbursed portion of any payment made by Agent under any Standby L/C is not paid to Agent on the date such payment is due but is paid within three Business Days after such payment is due, such L/C Participant shall pay to Agent on demand an amount equal to the product of (i) such amount, multiplied by (ii) the daily average Federal funds rate, as quoted by Agent, during the period from and including the date such payment is required to the date on which such payment is immediately available to Agent, multiplied by (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to this subsection 2.18 is not paid to Agent by such L/C Participant within three Business Days after the date such payment is due, Agent shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from the fourth Business Day after such due date until paid at the rate per annum applicable to Revolving Credit Loans made as Prime Rate Loans hereunder. A certificate of Agent submitted to any L/C Participant with respect to any amounts owing under this subsection 2.18 shall be conclusive in the absence of manifest error.

         18. Subsection 2.19 (Payments) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.19 Payments. Borrower agrees (a) to reimburse Agent, for the pro rata benefit of the L/C Participants in accordance with each L/C Participant's respective L/C Commitment Percentage, forthwith upon its demand and otherwise in accordance with the terms of the Standby L/C Application relating thereto, for any expenditure or payment made by Agent or L/C Participants under any Standby L/C, and (b) to pay interest on any unreimbursed portion of any such payments from the date of such payment until reimbursement in full thereof at a rate per annum equal to (i) prior to the date which is (A) one Business Day after the day on which Agent demands reimbursement from Borrower for such payment if such demand is made prior to 11:00 a.m., Columbus, Ohio time or (B) two Business Days after the day on which Agent demands reimbursement if such demand is made at or after 11:00 a.m. Columbus, Ohio time, the rate which would then be payable on any outstanding Revolving Credit Loan made as a Prime Rate Loan which is not in default, and (ii) thereafter, the rate which would then be payable on any outstanding Revolving Credit Loan made as a Prime Rate Loan which is in default.

         19. Subsection 2.21 (Letter of Credit Reserves) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         2.21 Letter of Credit Reserves. If any change in any law or regulation or in the interpretation or application thereof by any court or other governmental authority charged with the administration thereof shall either (a) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by Agent, or (b) impose on Agent or any L/C Participant any other condition regarding this Agreement or any Standby L/C, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to Agent or any L/C Participant of issuing or maintaining any Standby L/C (which increase in cost shall be the result of Agent's or any L/C Participant's reasonable allocation of the aggregate of such cost increases resulting from such events), then, upon demand by Agent or any L/C Participant, Borrower shall immediately pay to Agent, for the pro rata benefit of such L/C Participant(s), from time to time as specified by Agent or such L/C Participant(s), additional amounts which shall be sufficient to compensate Agent or such L/C Participant(s) for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the then applicable interest rate on the Revolving Credit Loans made as Prime Rate Loans. A certificate as to such increased cost incurred by Agent or such L/C Participant(s), submitted by Agent or such L/C Participant(s) to Borrower, shall be conclusive, absent manifest error, as to the amount thereof. This provision shall survive the termination of this Agreement and shall remain in full force and effect until there is no existing or future obligation of Agent or any L/C Participant under any Standby L/C.

         20. The Credit Agreement is hereby amended by adding the following new
Section 2A:

SECTION 2A.  GENERAL PROVISIONS APPLICABLE TO LOANS

             2A.1 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert outstanding Seasonal Loans and Revolving Credit Loans from Eurodollar Rate Loans to Prime Rate Loans by giving the Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Rate Loans may only be made on the last day of an Interest Period with respect thereto. Subject to the limitations on the availability of Eurodollar Rate Loans, the Borrower may elect from time to time to convert outstanding Seasonal Loans and Revolving Credit Loans from Prime Rate Loans to Eurodollar Rate Loans by giving the Agent telephonic or written notice (the "Notice of Conversion"), which Notice of Conversion must be received prior to 12:00 Noon, Columbus, Ohio time, at least three Business Days prior to the requested date for the conversion, which Notice of Conversion shall specify (i) the date for the conversion; (ii) the aggregate amount of Prime Rate Loans to be converted; and (iii) and for each such Prime Rate Loan to be converted to a Eurodollar Rate Loan, the respective amount and the respective length of the initial Interest Period. Each conversion from Prime Rate Loans to Eurodollar Rate Loans shall be in the principal amount of $10,000,000 or any larger amount which is an even multiple of $1,000,000. After the Borrower gives a Notice of Conversion from Prime Rate Loans to Eurodollar Rate Loans, Agent, by 10:00 a.m., Columbus, Ohio time, two Business Days prior to the requested date for the conversion, shall advise the Borrower of the applicable interest rate(s) (which is the sum of the applicable Eurodollar Rate(s) and the Applicable Eurodollar Margin) for the Eurodollar Rate Loan(s) and Interest Period(s) requested in the Notice of Conversion. Not more than two hours thereafter, the Borrower shall give Agent written irrevocable confirmation of whether or not the Borrower wants to convert the Prime Rate Loans to Eurodollar Rate Loan(s) on such requested date and, if so, the amount and the Interest Period for each such Eurodollar Rate Loan. If the Borrower's confirmation is not timely made, the Borrower shall be deemed to have withdrawn Borrower's Notice of Conversion and the Prime Rate Loans that were the subject of such Notice of Conversion shall continue as Prime Rate Loans. If the Borrower's written confirmation is timely made, the Borrower shall be deemed to be requesting a conversion from Prime Rate Loans to Eurodollar Rate Loan(s) in the amount(s) and for the Interest Period(s) stated in the confirmation. By 2:00 p.m., Columbus, Ohio time, two Business Days prior to the requested Borrowing Date, Agent shall give telephonic or written notice to each Bank of Borrower's request for conversion, specifying (i) the date for the conversion; (ii) the aggregate amount of Prime Rate Loans to be converted; and (iii) and, for each such Prime Rate Loan to be converted to a Eurodollar Rate Loan, the respective amount, the respective Eurodollar Rate, and the respective length of the initial Interest Period applicable thereto. All or any part of outstanding Eurodollar Rate Loans and Prime Rate Loans may be converted as provided herein, provided that (i) (unless the Required Banks otherwise consent) no Prime Rate Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing and (ii) no Prime Rate Loan may be converted into a Eurodollar Rate Loan (A) in the case of conversions of Revolving Credit Loans, after the date that is one month prior to the last day of the Commitment Period, and (B) in the case of conversions of Seasonal Loans, if the Interest Period for such converted Seasonal Loan(s) would end after December 31 (or if the Commitment Period ends on a date other than December 31, the last day of the Commitment Period during the last year of the Commitment Period) of the year in which such Seasonal Loan(s) are made.

         (b) Subject to the limitations on the availability of Eurodollar Rate Loans, any Eurodollar Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving Agent telephonic or written notice, which notice must be received prior to 12:00 Noon, Columbus, Ohio time, at least three Business Days prior to such last day of the then current Interest Period, and which notice shall specify the amount of the Eurodollar Rate Loans to be continued as such and the respective amount and the respective length of the Interest Period for each Eurodollar Rate Loan. After the Borrower gives such notice, Agent, by 10:00 a.m. two Business Days prior to the end of the Interest Period, shall advise the Borrower of the applicable interest rate(s) (which is the sum of the applicable Eurodollar Rate(s) and the Applicable Eurodollar Margin) for the Eurodollar Rate Loan(s) and Interest Period(s) requested in such notice. Not more than two hours thereafter, the Borrower shall give Agent written irrevocable confirmation of whether or not the Borrower wants to continue the Eurodollar Rate Loan(s) as such and, if so, the amount and the Interest Period for each such Eurodollar Rate Loan. If the Borrower's confirmation is not timely made, the Borrower shall be deemed to have withdrawn Borrower's notice for a continuation and the Eurodollar Rate Loans that were the subject of such request shall convert automatically to a Prime Rate Loan upon the expiration of the then current Interest Period. If the Borrower's written confirmation is timely made, the Borrower shall be deemed to be requesting a continuation of the Eurodollar Rate Loan(s) in the amount(s) and for the Interest Period(s) stated in such notice. Agent shall give prompt telephonic or written notice to each Bank of such request for continuation, specifying the aggregate amount of the Eurodollar Rate Loans to be continued as such and, for each such Eurodollar Rate Loan to be continued, the respective amount, the respective Eurodollar Rate, and the respective length of the Interest Period applicable thereto. All or any part of outstanding Eurodollar Rate Loans may be continued as provided herein, provided that (i) (unless the Required Banks otherwise consent) no Eurodollar Rate Loan may be continued when any Default or Event of Default has occurred and is continuing and (ii) no Eurodollar Rate Loan may be continued as a Eurodollar Rate Loan (A) in the case of continuations of Revolving Credit Loans, after the date that is one month prior to the last day of the Commitment Period, and (B) in the case of continuations of Seasonal Loans, if the Interest Period for such continued Seasonal Loan(s) would end after December 31 (or if the Commitment Period ends on a date other than December 31, the last day of the Commitment Period during the last year of the Commitment Period) of the year in which such Seasonal Loan(s) are made.

         2A.2 Inability to Determine Interest Rate. If prior to the first day of any Interest Period, the Agent or the Required Banks shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Agent shall give telecopy, telephonic or written notice thereof to the Borrower and the Banks as soon as practicable thereafter. If such notice is given (x) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans and (y) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Rate Loans shall be made or continued as such, nor shall the Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

         2A.3 Illegality; Impracticability. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful, or if compliance by any Bank or its applicable lending office, branch or any affiliate thereof with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority occurring after May 7, 1996 (or, if later, the date on which such Bank becomes a Bank pursuant to any permitted assignment) shall make it impracticable, for any Bank, or its applicable lending office, branch or any affiliate thereof, to make or maintain Eurodollar Rate Loans as contemplated by this Agreement, (a) such Bank shall promptly give written notice of such circumstances to the Borrower and the Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (b) the commitment of such Bank hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Bank to make or maintain Eurodollar Rate Loans, such Bank shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (c) such Bank's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Bank such amounts, if any, as may be required pursuant to subsection 2A.5, Indemnity.

         2A.4 Requirements of Law. If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Bank, or its applicable lending office, branch or any affiliate thereof, or compliance by any Bank, or its applicable lending office, branch or any affiliate thereof, with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to May 7, 1996 (or, if later, the date on which such Bank becomes a Bank pursuant to any permitted assignment):

                  (a) shall subject such Bank, or its applicable lending office, branch or any affiliate thereof, to any tax of any kind whatsoever with respect to any Eurodollar Rate Loans made by it or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of payments to such Bank in respect thereof and changes in taxes measured by or imposed upon the overall net income, or franchise taxes, or taxes measured by or imposed upon overall capital or net worth, or branch taxes (in the case of such capital, net worth or branch taxes, imposed in lieu of such net income tax), of such Bank or its applicable lending office, branch, or any affiliate thereof;

                  (b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Bank which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

                  (c) shall impose on such Bank, or its applicable lending office, branch or any affiliate thereof, any other condition;

and the result of any of the foregoing is to increase the cost to such Bank, by an amount which such Bank, or its applicable lending office, branch or any affiliate thereof, deems to be material, of making, converting into, continuing or maintaining Eurodollar Rate Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Bank, through the Agent, in accordance herewith, the Borrower shall promptly pay such Bank, upon its demand, any additional amounts necessary to compensate such Bank for such increased cost or reduced amount receivable; in addition, in any such case, the Borrower may elect to convert the Eurodollar Rate Loans made by such Bank hereunder to Prime Rate Loans by giving the Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Bank, upon demand, without duplication, such amounts, if any, as may be required pursuant to subsection 2A.5. If any Bank becomes entitled to claim any additional amounts pursuant to this subsection, it shall provide prompt notice thereof to the Borrower, through the Agent, certifying (x) that one of the events described in this paragraph (a) has occurred and describing in reasonable detail the nature of such event, (y) as to the increased cost or reduced amount receivable hereunder resulting from such event and (z) as to the additional amount demanded by such Bank and a reasonably detailed explanation of the calculation thereof. Such a certificate as to any additional amounts payable pursuant to this subsection submitted by such Bank, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         2A.5 Indemnity. The Borrower agrees to indemnify each Bank and to hold each Bank harmless from any loss or expense which such Bank may sustain or incur (other than through such Bank's gross negligence or willful misconduct) as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Rate Loans after the Borrower has given Agent written irrevocable confirmation that Borrower wants such Eurodollar Rate Loans in accordance with subsection 2.5 or subsection 2A.1, as appropriate, of this Agreement, (b) default by the Borrower in making any prepayment or conversion of a Eurodollar Rate Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto (whether by acceleration, demand or otherwise). Such indemnification may include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or conversion or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (ii) the amount of interest (as reasonably determined by such Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

         21. Subsection 5.1 (Financial Statements) of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and replacing it with the following:

         5.1 Financial Statements. Furnish to each Bank and Agent:

         . . .

         (b) as soon as available, but in any event not later than 45 days after the end of each monthly accounting period (including the monthly accounting period for the last month of each fiscal year of the Commitment Period), the unaudited consolidated balance sheet of Borrower and its consolidated Subsidiaries as of the end of each such month and the related unaudited consolidated statements of income and of stockholders' equity of Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the previous year, and including in each case: (i) the relevant figures broken down with respect to each division of Borrower and its Subsidiaries, (ii) a listing of all residential and commercial lots, land under development and unsold lots, and (iii) a statement of the calculation of Borrower's ratio of Consolidated Unsubordinated Liabilities to the sum of Consolidated Tangible Net Worth and Subordinated Indebtedness as of the end of such month, all of the foregoing certified by a Responsible Officer as being fairly stated in all material respects, subject to year-end audit adjustments;

         22. Subsection 5.2 (Certificates; Other Information) of the Credit Agreement is hereby amended by deleting clause (a) thereof in its entirety and replacing it with the following:

         5.2 Certificates; Other Information. Furnish to each Bank and Agent:

         (a) concurrently with the delivery of each financial statement referred to in subsection 5.1(a) above and each financial statement referred to in subsection 5.1(b) above, a summary in form and substance satisfactory to the Required Banks of the status of the hedging investments described in subsection 6.9(j) hereof, and a certificate of a Responsible Officer of Borrower (in the form of Exhibit F attached hereto or such other form as shall be reasonably acceptable to each Bank and Agent) stated to have been made after due examination by such Responsible Officer (i) stating that, to the best of such officer's knowledge, Borrower and each of its Subsidiaries during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the Notes to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (ii) showing in detail the calculations supporting such statement in respect of subsections 5.11, 5.12, 5.13, 5.14, 5.15, 6.1(d), 6.3,
6.6, 6.7, 6.8, 6.9(e), 6.9(k), 6.9(l), 6.20 and 6.22 hereof;

         23. The Credit Agreement is hereby amended by adding the following new affirmative covenant as subsection 5.15 thereto:

         5.15 Maintenance of EBITDA to Consolidated Interest Incurred Ratio. Maintain at all times during the Commitment Period a ratio of EBITDA to Consolidated Interest Incurred of not less than 1.65 to 1.0.

         24. The Credit Agreement is hereby amended by adding the following new affirmative covenant as subsection 5.16 thereto:

         5.16 Guaranties of Wholly-Owned M/I Ancillary Businesses. Upon the request of the Agent on behalf of the Required Banks, cause each of the M/I Ancillary Businesses that is wholly-owned by the Borrower or by any Subsidiary and which is not precluded by law from executing a Guaranty to execute a Guaranty in favor of the Banks and the Agent with respect to the Indebtedness of the Borrower hereunder.

         25. The preamble of Section 6 is hereby amended by deleting it in its entirety and replacing it with the following:

         "Borrower hereby agrees that, from the date hereof and so long as the Commitment remains in effect, any portion of any Note or Reimbursement Obligation remains outstanding and unpaid, any Standby L/C remains outstanding that is not fully collateralized with cash in a manner satisfactory to Agent, or any other amount is owing to Agent or any Bank hereunder, Borrower shall not, nor shall it permit any of its Subsidiaries or, in the case of subsections 6.1, 6.2, 6.3 and 6.21, permit any M/I Ancillary Business that is wholly-owned by the Borrower or by any Subsidiary to, directly or indirectly:"

         26. Clause (e) of subsection 6.3 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

   (e) other Contingent Obligations of Borrower which do not in the aggregate at any one time outstanding exceed $2,000,000, subject to the limitations of subsection 6.9(l) hereof.

         27. Subsection 6.9 (Limitation on Investments) of the Credit Agreement is hereby amended by deleting clauses (j) and (k) thereof in their entirety and replacing them with the following and adding new clause (l) as follows:

         6.9 Limitation on Investments. Make or commit to make any advance, loan, extension of credit or capital contribution to, or purchase of any stock, bonds, note, debenture or other security of, or make any other investment in, any Person (all such transactions being herein called "investments"), except:

         (j) investments by M/I Financial Corp. in the ordinary course of its business in standard instruments hedging against interest rate risk incurred in the origination and sale of mortgage loans, in each case matching a hedging instrument or instruments to specific mortgages or specific groups of mortgages, but in no event including investments in futures contracts, options contracts or other derivative investment vehicles acquired as independent investments;

         (k) investments in the Office Building Limited Liability Company specifically for the purpose of constructing, owning and operating the Office Building in an amount not to exceed $1,200,000 in the aggregate; and

         (l) investments in, advances to, and Contingent Obligations related to the obligations of, the M/I Ancillary Businesses in an amount not to exceed $25,000 in the aggregate.

         28. Subsection 6.10 (Limitation on Operating Leases) of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         6.10. Limitation on Operating Leases. Enter into or renew any Operating Lease if as a result thereof: (a) the aggregate rentals payable by Borrower and all of its Subsidiaries under all Operating Leases, except for any Operating Lease with respect to the Office Building, would exceed in any period of 12 consecutive months the aggregate amount of $4,200,000; or (b) the term of (i) any Operating Lease with respect to Eligible Model Houses and furnishings for Eligible Model Houses would exceed three years, and (ii) any other Operating Lease, except for any Operating Lease with respect to the Office Building, would exceed five years, provided that so long as the initial term or any renewal of an Operating Lease included within this clause (b) does not exceed five years or three years, as appropriate, the aggregate of the initial term and all renewals of such Operating Lease may exceed five years or three years, as appropriate, if any right of renewal is solely at the option of the Borrower or its Subsidiaries; or
(c) the aggregate rentals payable by Borrower and all of its Subsidiaries under all Operating Leases with respect to the Office Building would exceed, for the periods set forth below, the amounts that correspond to such periods, as set forth below:

                                                       Aggregate Rentals
    Year of the Operating Lease                          Per Lease Year
- -----------------------------------                    -----------------

Beginning with Lease Year 1                               $1,131,576.00
Through and including Lease Year 5

Beginning with Lease Year 6                               $1,217,693.00
Through and including Lease Year 10

Beginning with Lease Year 11                              $1,275,104.00
Through and including Lease Year 15

Beginning with Lease Year 16                              $1,303,810.00
Through and including Lease Year 20

         29. Subsection 6.21 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

         6.21 Limitation on Negative Pledges. Enter into any agreement other than this Agreement which prohibits or limits the ability of Borrower, any of its Subsidiaries or any of the M/I Ancillary Businesses that are wholly-owned by the Borrower or by any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

         30. Section 8 (Defaults, Events of Default; Distribution of Proceeds after Event of Default) of the Credit Agreement is hereby amended by deleting numbered paragraph (4) thereof in its entirety and replacing it with the following:

         "(4) Borrower shall default in the observance or performance of any covenant or agreement contained in (a) subsection 5.3 hereof and such default remains uncured for five days (notice to Borrower from Agent or any Bank of such default is not required), (b) subsections 5.2(c), 5.2(d), 5.6, 5.10, 5.11, 5.12,
5.13, 5.14, 5.15, 5.16, 6.1, 6.2, 6.3, 6.6, 6.7, 6.8, 6.9 (other than failure to comply with the limitations of 6.9(j)), 6.11, 6.15, 6.18, 6.19 or 6.20 hereof and such default remains uncured ten days after Agent or any Bank notifies Borrower that such default has occurred, (c) subsection 5.9 hereof and such default remains uncured for ten days after Agent or any Bank notifies Borrower that such default has occurred, provided, that for any default under subsection
5.9 for which cure cannot reasonably be accomplished within ten days, if cure is commenced within such ten-day period, Borrower may have an additional period of up to 30 days after notice to cure such default before it is an Event of Default, (d) any one or more of subsections 5.1(b), 5.2(a) or 5.2(b) hereof and such default remains uncured 15 days after Agent or any Bank notifies Borrower that such default has occurred, or (e) any other provision of this Agreement (including without limitation subsections 5.1(a), 5.2(e), 5.7 and 5.8 hereof) which default shall remain uncured 30 days after Agent or any Bank notifies Borrower that such a default has occurred, which notice shall specify the nature of the default; or".

         31. Subsection 10.2 (Notices) of the Credit Agreement is hereby amended by deleting the provisions with respect to HNB, NBD and NCB in their entirety and replacing them with, and by adding with respect to First Chicago, the following:

         HNB:                     The Huntington National Bank
                                  41 South High Street
                                  8th Floor
                                  Columbus, Ohio 43287
                                  Attention:  James R. Willet
                                  Facsimile: (614) 480-3066

         NBD:                     c/o The First National Bank of
                                  Chicago
                                  One First National Plaza
                                  Mail Suite 0315
                                  Chicago, Illinois  60670
                                  Attention:  Patricia Leung
                                  Facsimile:  (312) 732-1117

         NCB:                     National City Bank of Columbus
                                  155 East Broad Street
                                  3rd Floor
                                  Columbus, Ohio 43251
                                  Attention:  Ralph A. Kaparos
                                  Facsimile:  (614) 463-6770

         First Chicago:           The First National Bank of Chicago
                                  One First National Plaza
                                  Mail Suite 0315
                                  Chicago, Illinois  60670
                                  Attention:  Patricia Leung
                                  Facsimile:  (312) 732-1117

         32. The Credit Agreement is hereby amended by deleting the existing Exhibit F (Certificate of Borrower's Responsible Officer as to Financial Information) thereto in its entirety and replacing and fully incorporating by reference therein amended Exhibit F thereto, which amended Exhibit F is attached hereto.

         33. The Borrower hereby represents and warrants to each Bank and the Agent that it has the corporate power and authority to make, deliver and perform this Amendment and to borrow under the Credit Agreement as amended by this Amendment and has taken all corporate action necessary to be taken by it to authorize the borrowings on the terms and conditions of the Credit Agreement as amended by this Amendment and to authorize the execution, delivery and performance of the Credit Agreement as amended by this Amendment.

         34. The Credit Agreement, including without limitation the Borrower's representations, warranties and covenants, as amended by this Amendment shall remain in full force and effect in accordance with its terms as amended hereby, and upon the effective date of this Amendment, the terms "Agreement" and "this Agreement" shall mean the Credit Agreement as amended by this Amendment.

         35. The obligations of the Agent and the Banks pursuant to this Amendment are subject to the satisfaction of the following conditions precedent prior to the effective date of this Amendment:

             (a) Notes. First Chicago shall have received its Revolving Credit Note and its Seasonal Loan Note, conforming to the requirements of the Credit Agreement and duly executed and delivered by a duly authorized officer of Borrower.

             (b) Guaranty. First Chicago shall have received its Guaranty, to which Agent shall also be a party, conforming to the requirements of the Credit Agreement and delivered by a duly authorized officer of Borrower's Subsidiary.

             (c) Corporate Proceedings of Borrower. Each Bank and Agent shall have received a copy of the resolution (in form and substance satisfactory to each Bank and Agent) of the Executive Committee of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Amendment, the Revolving Credit Note and Seasonal Loan Note payable to the order of First Chicago, certified by the Secretary or the Assistant Secretary of Borrower as of the date hereof. Such certificate shall state that the resolution set forth therein has not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

             (d) Corporate Proceedings of Subsidiary of Borrower. Each Bank and Agent shall have received a copy of the resolution (in form and substance satisfactory to each Bank and Agent) of the Sole Shareholder of the Subsidiary of Borrower authorizing the execution, delivery and performance of Guarantor's Consent and Reaffirmation of Guaranties and of the Guaranty in favor of First Chicago and Agent certified by the Secretary or Assistant Secretary of the

         Subsidiary of Borrower as of the date hereof. Such certificate shall state that the resolution set forth therein has not been amended, modified, revoked or rescinded as of the effective date of this Amendment.

             (e) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing under the Credit Agreement as of the effective date of this Amendment.

             (f) No Material Adverse Change. There shall have been no material adverse change in the consolidated financial condition or business or operations of Borrower or its Subsidiary from the date of Borrower's December 31, 1995 audited financial statements to the effective date of this Amendment.

         36. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment shall become effective upon receipt by Agent and each Bank of executed counterparts of this Amendment by each of the parties hereto.

         37. This Amendment shall be governed by, and construed in accordance with, the local laws of the State of Ohio.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

M/I SCHOTTENSTEIN HOMES, INC.


By
  -------------------------------------
  Irving E. Schottenstein
  Title:  President


BANK ONE, COLUMBUS, N.A.,
as Agent and as a Bank


By
  -------------------------------------
  Thomas D. Igoe
  Title:  Senior Vice President


THE HUNTINGTON NATIONAL BANK


By
  -------------------------------------
  James R. Willet
  Title: Assistant Vice President


NBD BANK


By
  -------------------------------------
Print Name:
           ----------------------------
Title:
      ---------------------------------


THE FIRST NATIONAL BANK OF CHICAGO


By
  -------------------------------------
  Patricia Leung
  Title:
        -------------------------------

NATIONAL CITY BANK OF COLUMBUS


By
  -------------------------------------
  Ralph A. Kaparos
  Title:  Senior Vice President


THE FIRST NATIONAL BANK OF BOSTON



By
  -------------------------------------
  Kevin C. Hake
  Title: Vice President

               GUARANTOR'S CONSENT AND REAFFIRMATION OF GUARANTIES

         The undersigned Guarantor hereby (a) acknowledges that it has read the foregoing First Amendment to, and Consent to Assignment to The First National Bank of Chicago by NBD Bank of Its Rights and Interests Under, Restated Revolving Credit Loan, Seasonal Loan and Standby Letter of Credit Agreement effective as of May 7, 1996 (the "Amendment"), and (b) agrees that each of the undersigned Guarantor's Guaranties dated as of September 29, 1995 of the obligations of M/I Schottenstein Homes, Inc. pursuant to the Restated Revolving Credit Loan, Seasonal Loan and Standby Letter of Credit Agreement, as amended by the Amendment, including without limitation the substitution of The First National Bank of Chicago for NBD Bank from and after the effective date of the Amendment (the "Credit Agreement"), and all representations, warranties and covenants in each of such Guaranties, continue in full force and effect notwithstanding the Amendment; provided, that the undersigned's Guaranty in favor of NBD Bank is replaced, as of the effective date of the Amendment, with the undersigned's Guaranty in favor of The First National Bank of Chicago and Agent of the obligations of M/I Schottenstein Homes, Inc. pursuant to the Credit Agreement.


M/I FINANCIAL CORP.


By:
   ------------------------------------
   Print Name:
              -------------------------
   Title:
         ------------------------------











Attachments (Amended Exhibit F; Exhibit J)


         37